Exhibit 10.2
EXECUTION COPY
Separation and Release Agreement
This Separation and Release Agreement (“Agreement”) is made by and between Sean M. Lannon (“Executive”) and Axalta Coating Systems Ltd., a Bermuda exempted limited liability company (the “Company” and as the context requires the Company shall include the Company’s subsidiaries) (collectively, referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Executive Agreement (as defined below).
WHEREAS, the Parties, together with Axalta Coating Systems, LLC (“ACS LLC”), have previously entered into that certain Executive Restrictive Covenant and Severance Agreement, effective as of December 10, 2018 (the “Executive Agreement”); and
WHEREAS, in connection with Executive’s termination of employment with the Company, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or Affiliates but, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with Executive’s ownership of vested equity securities of the Company or Executive’s right to indemnification by the Company or any of its Affiliates pursuant to contract or applicable law (collectively, the “Retained Claims”).
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
1.Termination Date; Continuing Obligations; Transition Assistance. Effective as of 12:01 am Eastern Time on August 14, 2023 (or such other date as may be agreed to by the Parties), Executive shall cease to serve as the Company’s Senior Vice President and Chief Financial Officer and shall resign from every office, directorship or other position held with the Company or any of its Affiliates; provided, however, that, notwithstanding the foregoing, Executive shall remain an employee of the Company through August 25, 2023 (or such other date as may be agreed to by the Parties) (the “Termination Date”). In addition, Executive shall execute resignation letters or other documents reasonably requested by the Company to memorialize the foregoing. After the Termination Date, Executive will have no employment relationship with, or authority to represent or act on behalf of, the Company. Between the date this Agreement is executed and the Termination Date, Executive will continue to receive his current base salary and will continue to participate as an active employee in the benefit plans and programs in which he currently participates, but will not be eligible for any annual bonus payment with respect to the 2023 fiscal year or be granted any new long-term or equity incentive awards but shall, for the avoidance of doubt, retain all rights and entitlements, and be subject to all obligations, contained in his Awards (as defined below), pursuant to and in accordance with the terms and conditions thereof. During such period, Executive will continue to have a duty of loyalty to the Company, will continue to be subject to the same policies as other active employees, will be expected to conduct himself in accordance with the Company’s policies during that time, and will be expected to continue to comply with the terms of this Agreement, the Executive Agreement, and any other written agreement he may have signed regarding intellectual property, confidentiality, non-competition, non-solicitation of customers or employees, or the protection of trade secrets or proprietary information. Additionally, between the date this Agreement is executed and the Termination Date, Executive agrees to reasonably coordinate with the Company’s Chief Executive Officer regarding the transition of Executive’s responsibilities to others, and to reasonably cooperate in the orderly transition of Executive’s responsibilities as a Company executive.

2.Severance Payments. Notwithstanding anything in this Agreement to the contrary, the Parties agree that, subject to Executive’s compliance with the terms of this Agreement, the termination of Executive’s employment on the Termination Date will constitute a Qualifying Termination that does not occur within two years following a Change in Control for purposes of the Executive Agreement. Accordingly, if Executive complies with the terms of this Agreement, executes and does not revoke this Agreement and, on or within 30 days after the Termination Date, executes and does not revoke the Final Release attached hereto as Appendix A, which is incorporated herein by reference and made a part hereof, the Company will provide Executive with the severance payments and benefits described in Sections 2(a)(ii) and (iv) of the Executive Agreement, payable at the times set forth in, and subject to the terms and conditions of, the Executive Agreement. To the extent not already paid, and subject to the terms and conditions of the Executive Agreement, upon the Termination Date, the Company shall pay or provide to Executive all other payments or benefits described in Section 2(a)(i) and Section 11(k) of the Executive Agreement, subject to and in accordance with the terms thereof. For purposes of (i) those certain Stock Option Award Agreements, by and between Executive and the Company, with a Grant Date (as defined therein) on each of May 12, 2015, February 2, 2016, February 6, 2017, February 5, 2018 and February 25, 2019, (ii) the Restricted Stock Unit Agreement, by and between Executive and the Company, with a Grant Date (as defined therein) of July 27, 2022, and (iii) the retention agreement, dated as of July 25, 2022, by and between Executive and ACS LLC, the Parties hereto acknowledge and agree that the termination of Executive’s employment on the Termination Date will constitute a “Termination of Service” other than for “Cause”, each as defined in the respective agreements referenced in clauses “(i)”, “(ii)” and “(iii)” (collectively, the “Awards”).
3.Release of Claims by Executive. Executive agrees that, other than with respect to the Retained Claims, the foregoing consideration in Section 2 of this Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and any of its Affiliates, and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, members, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:
(a)any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or Affiliates and the termination of that relationship;
(b)any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any common shares or other equity interests of the Company or any of its Affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, other than any claims relating to the treatment of the Awards as provided herein;
(c)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(d)any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; and the Sarbanes-Oxley Act of 2002;
(e)any and all claims for violation of the federal or any state constitution;
(f)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and
(h)any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as of the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its Affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not release claims for breach of Section 2(a) of the Executive Agreement or breach of this Agreement.
4.Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise after the date of this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has 21 days within which to consider this Agreement; (c) Executive has seven days following Executive’s execution of this Agreement to revoke this Agreement pursuant to written notice to the General Counsel of the Company in accordance with Section 12 of this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21 day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement
5.Confirmation of Forfeiture of Unvested Equity Awards and Continuing Obligations.
(a)Forfeiture of Unvested Equity Awards. Executive acknowledges that, consistent with the terms of Executive’s equity awards, except as set forth in Section 2 hereof, all of Executive’s equity awards that are unvested on the Termination Date will automatically be forfeited on the Termination Date.
(b)Restrictive Covenants. Executive acknowledges that Executive continues to be bound by Sections 2(g), 3, 4, 6, 7, 8, 9 and 11 of the Executive Agreement, and any other agreement governing the use of the Company’s confidential information that Executive signed in connection with Executive’s employment in accordance with the terms thereof.
(c)Nondisparagement. The Parties acknowledge and agree to comply at all times in the future with the nondisparagement obligations of Section 5 of the Executive Agreement.
6.Whistleblower Provision. Notwithstanding anything to the contrary contained in this Agreement or any confidentiality and inventions assignment or similar agreement, (a) Executive will not be prevented from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies), and (b) Executive acknowledges that he will not be held criminally or civilly liable for (i) the disclosure of confidential or proprietary information that is made in confidence to a government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) disclosure of confidential or proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding under seal or pursuant to court order.
7.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
8.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.
9.Governing Law; Dispute Resolution; Notices. This Agreement shall be subject to the provisions of Section 9 and Sections 11(d) and (e) of the Executive Agreement.
10.Withholding and other Deductions. All compensation payable or provided to Executive hereunder shall be subject to such tax withholding and other deductions as the

Company is from time to time required to make pursuant to law, governmental regulation or order.
11.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
12.Revocation Period and Effective Date. Executive has seven days after he signs this Agreement to revoke it and this Agreement will become effective on the eighth day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked before that date. Executive understands that any revocation of this Agreement must be made in writing and delivered to [•] by email at [•] on or before the 7th day following the date Executive signs this Agreement and that this Agreement may not be revoked after the seven day revocation period has passed.
13.Incentive Compensation Recoupment Policy. All payments and benefits provided to Executive pursuant to Section 2 of this Agreement shall be subject to the terms of the Company’s Incentive Compensation Recoupment Policy as if such payments and benefits were “Incentive Compensation” thereunder.
14.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Executive
By:	/s/ Sean M. Lannon
Name:	Sean M. Lannon
Dated:	July 19, 2023

Axalta Coating Systems Ltd.
By:	/s/ Chris Villavarayan
Name:	Chris Villavarayan
Title:	Chief Executive Officer and President
Dated:	July 19, 2023

Appendix A
Final Release
Pursuant to the Separation and Release Agreement (the “Agreement”) that the undersigned (“Executive”) signed with Axalta Coating Systems Ltd. (the “Company”), Executive agrees to the terms set forth in this Final Release (the “Final Release”) as a pre-condition to Executive’s entitlement to the payments and benefits set forth in Section 2 of the Agreement. Capitalized terms used but not defined in this Final Release shall have the meanings set forth in the Agreement.
1.Release of Claims. Executive agrees that, other than with respect to the Retained Claims, the consideration set forth in Section 2 of the Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and any of its Affiliates, and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, members, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Final Release, including, without limitation:
(a)any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or Affiliates and the termination of that relationship;
(b)any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any common shares or other equity interests of the Company or any of its Affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, other than any claims relating to the treatment of the Awards as provided in the Agreement;
(c)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(d)any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; and the Family and Medical Leave Act;

(e)any and all claims for violation of the federal or any state constitution;
(f)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Final Release; and
(h)any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its Affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not release claims for breach of Section 2(a) of the Executive Agreement or breach of the Agreement.
2.Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise after the date of this Final Release. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Final Release; (b) Executive has 21 days within which to consider this Final Release; (c) Executive has seven days following Executive’s execution of this Final Release to revoke this Final Release pursuant to written notice to the General Counsel of the Company in accordance with Section 7 of this Final Release; (d) this Final Release shall not be effective until after the revocation period has expired; and (e) nothing in this Final Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Final Release and returns it to the Company in less than the 21 day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Final Release.
3.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Final Release shall continue in full force and effect without said provision or portion of provision.
App. 1-2

4.No Oral Modification. This Final Release may only be amended in a writing signed by Executive and a duly authorized officer of the Company.
5.Governing Law; Dispute Resolution. This Final Release shall be subject to the provisions of Section 9 and Sections 11(d) and (e) of the Executive Agreement.
6.Counterparts. This Final Release may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
7.Revocation Period and Effective Date. Executive has seven days after he signs this Final Release to revoke it and this Final Release will become effective on the eighth day after Executive signed this Final Release, so long as it has been signed by the Parties and has not been revoked before that date. Executive understands that any revocation of this Final Release must be made in writing and delivered to [•] by email at [•] on or before the 7th day following the date Executive signs this Final Release and that this Final Release may not be revoked after the seven day revocation period has passed.
8.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Final Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Final Release; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Final Release; (c) Executive has been represented in the preparation, negotiation, and execution of this Final Release by legal counsel of his own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Final Release and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Final Release.
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App. 1-3

In consideration of the good and valuable consideration set forth above and in the Agreement, and intending to be legally bound, Executive affixes his signature to express his acceptance of the terms of this Final Release.
ACCEPTED AND AGREED
BY THE UNDERSIGNED:
Dated: ________________

Executive
By:
Name:	Sean M. Lannon

Date delivered to Executive: ___, 2023